                                                                   EXHIBIT 10.13

                         MODIFICATION AND RATIFICATION

This Modification and Ratification of Lease Agreement is made and entered between Government Employees Insurance Company (Landlord) and Efficient Networks, Inc., (Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                  WITNESSETH:

1. Landlord and Tenant hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated August 19, 1993, between Landlord and Tenant ("The Lease"), for the rental of the following described property: Approximately 10,348 rentable square feet (Primary Space) of office space located at 4201 Spring Valley Road, Suite 1200, Dallas, Texas, 75244.

2. Effective July 1, 1995, or substantial completion, Landlord and Tenant hereby agree to expand the premises to include the remainder of the twelfth
     (12) floor which includes 8,322 rentable square feet (Expansion space). Therefore, Tenant's total rentable square footage under Lease shall be 18,670.

3. The term of the Lease shall be extended an additional thirty-seven (37) months (Lease Extension) to run coterminous with the expansion space. Therefore, the new expiration date shall be October 31, 2001.

4.   The following shall be the new base rental structure:

            Months                   Expansion Space            Total Base Rental
            ------                   ---------------            ----------------
 Aug 95  - Dec 95  1  -  5   $ 8.00 psf or $5,548.00 per month   $15,896.00 per month
 Jan 96  - Oct 96  6  - 15   $12.60 psf or $8,738.10 per month   $19,086.10 per month
 Nov 96  - Oct 97  16 - 27   $13.45 psf or $9,327.58 per month   $20,106.75 per month
 Nov 97  - Oct 98  28 - 39   $13.60 psf or $9,431.60 per month   $20,210.77 per month
*Nov 98  - Oct 99  40 - 51   $13.60 psf                          $21,159.33 per month
*Nov 99  - Oct 00  52 - 63   $13.80 psf                          $21,470.50 per month
*Nov 00  - Oct 01  64 - 76   $14.20 psf                          $22,092.83 per month

* Extension of current Lease which includes Expansion space.

5.   Tenant's Base Year on the Expansion space shall be 1995.

6. Landlord shall provide a Tenant improvement allowance of up to $12.25 per rentable square foot ($101,944.50) for improvements to the expansion or primary space. If Tenant improvements exceed such amount, Landlord shall amortize up to $2.00 per rentable square foot ($16,644.00) at 10% interest through-out the Lease term, beginning the amortization at month twelve
     (12).

7. Landlord shall pay its space planner, or other required design disciplines up to $1.00 per rentable square foot ($8,322.00) to prepare the appropriate construction documents and MEP's for the expansion space. Tenant will be responsible for any cost overages for such services, which must be paid to Landlord within thirty (30) days of receiving notice of such overage or may be charged to the Tenant Improvement Allowance unless such allowance is exhausted.

8. Landlord shall be responsible for ADA compliance in the twelfth (12) floor restrooms. Such alterations, if required, will be performed in a design and at a time determined by Landlord the cost of such alterations shall be at Landlord's expense.

 9. The option to terminate the Lease as shown in Section C of the "Rider to Office Lease Agreement" (Rider) shall be changed:

        Tenant shall have the right to terminate the Lease per the procedure and terms contained in Section C after it's thirty-sixth (36) month of occupancy under this Modification and Ratification. This is a one (1) time option. The termination option date contained in Section C is eliminated.

10. Tenant shall have the right to have installed, up to 22 letter characters on the existing building monument sign located on the corner of Spring Valley and Midway. Landlord shall purchase the selected building standard lettering and have such signage installed in a location determined by Landlord. Tenant shall be responsible for the cost of all materials required for such installation, including, but not limited to, the letters. Landlord will pay for installation labor only. Tenant must give Landlord written notice of its desire to have such signage installed. Landlord reserves the right to approve the name installed, such approval shall not be unreasonably withheld.

11. Tenant's ongoing right of first offer as shown in Section E of the Rider shall be expanded to include the ninth (9) floor. However, such right is subordinate to any and all space that may be required for the Landlord's or its affiliates use.

12. Tenant shall receive an additional fourteen (14) covered parking spaces at no charge for the term of this Modification and Ratification.

13.  All other terms and conditions shall be per the original Lease document.

Executed this 8th day of May 1995.
              ---        ---


Agreed and Accepted:                            Agreed and Accepted:

Tenant:                                              Landlord:

Efficient Networks, Inc.                        Government Employees
                                                  Insurance Company



By:  /s/ Mark A. Floyd                          By: /s/ Signature Illegible
    ----------------------                         ------------------------

It's: President                                 It's: asst. V.P.




                                       2